UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): October 23, 2020

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Centrus Energy Corp. (the “Company”) Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on April 29, 2020 (the “Proxy Statement”), under the Company’s 2019 Equity Incentive Plan (“2019 EIP”), each named executive officer was eligible to receive an Annual Award for 2019, payable in cash, if certain Company-wide goals selected by the Compensation, Nominating and Governance Committee (“CN&G Committee”) were met for 2019. The material terms of the 2019 EIP, including the Annual Award, were previously summarized under the section titled “2019 Executive Incentive Plan” in the Proxy Statement.

At the time of filing the Proxy Statement, the CN&G Committee determined that the Company should withhold 25% of each named executive officer’s 2019 Annual Award. On October 23, 2020, based on the CN&G Committee’s continued evaluation of the Company’s 2019 performance against the 2019 corporate goals, the CN&G Committee approved the release of the withheld portion of the 2019 Annual Awards to each named executive officer. The withheld payments to Messrs. Poneman, Dyke and Greene were in the amounts of $187,500, $70,000, and $70,000, respectively. Those amounts were included in the Summary Compensation Table of the Proxy Statement in the column titled “Non-Equity Incentive Plan Compensation” as noted in footnote 3 to that table. Payment of the withheld amounts will occur on or about October 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	October 23, 2020	By:	/s/ Philip O. Strawbridge
Philip O. Strawbridge
Senior Vice President, Chief Financial Officer,
Chief Administrative Officer and Treasurer